UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the  Registrant /X/
         Filed by a Party other than the Registrant / /
         Check the appropriate box:
         / /   Preliminary Proxy Statement
         / /   Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
         /X/   Definitive Proxy Statement
         / /   Definitive Additional Materials
         / /   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
               240.14a-12

                                SPAR GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)

                                       N/A
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
               Payment of Filing Fee (Check the appropriate box):

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               pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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               the  offsetting  fee was paid  previously.  Identify the previous filing by registration  statement number, or the Form or Schedule
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                                SPAR GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 10, 2005

TO THE STOCKHOLDERS OF SPAR GROUP, INC.

         The 2005 Annual Meeting of Stockholders (the "2005 Annual Meeting") of SPAR GROUP, INC. ("SGRP", and together with its subsidiaries, the "SPAR Group" or the "Company"), will be held at 10:00 a.m., Eastern Standard Time, on August 10, 2005, at 580 White Plains Road, Suite 600, Tarrytown, New York 10591, for the following purposes:

1. To elect six Directors of SGRP to serve during the ensuing year and until their successors are elected and qualified.

2. To ratify the appointment of Rehmann Robson as the Company's independent auditors for the year ending December 31, 2005.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on June 16, 2005, will be entitled to notice of and to vote at the 2005 Annual Meeting or any adjournment or postponement thereof.

         A copy of SGRP's Annual Report to Stockholders for the year ended December 31, 2004, is being mailed with this Notice but is not to be considered part of the proxy soliciting material.

                                By Order of the Board of Directors



                                Charles Cimitile
                                Secretary, Treasurer and Chief Financial Officer
July 7, 2005
Tarrytown, New York


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YOU ARE URGED TO VOTE UPON THE MATTERS  PRESENTED AND TO SIGN, DATE AND PROMPTLY
RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING. REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO MR. CHARLES CIMITILE, SECRETARY, TREASURER AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE CORPORATION: SPAR GROUP, INC., 580 WHITE PLAINS ROAD, SUITE 600, TARRYTOWN, NEW YORK 10591.
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




                                SPAR GROUP, INC.
                        580 White Plains Road, Suite 600
                            Tarrytown, New York 10591

                           ---------------------------

                                 PROXY STATEMENT
                       2005 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 10, 2005
                           ---------------------------


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SPAR GROUP, INC., a Delaware corporation ("SGRP"), for use at the 2005 Annual Meeting of Stockholders (the "2005 Annual Meeting") to be held on Wednesday, August 10, 2005, at 10:00 a.m., Eastern Standard Time, at the principal office of SGRP located at 580 White Plains Road, Suite 600, Tarrytown, New York 10591, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 2005 Annual Meeting were mailed or delivered to the stockholders of SGRP on or about July 7, 2005.

                            MATTERS TO BE CONSIDERED

         The 2005 Annual Meeting has been called to (1) elect six Directors of SGRP to serve during the ensuing year and until their successors are elected and qualified, (2) ratify the appointment by SGRP's Audit Committee of Rehmann Robson as the independent auditors of SGRP and its direct and indirect subsidiaries (collectively, the "Company") for the year ending December 31, 2005, and (3) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                             RECORD DATE AND VOTING

         The Board has fixed the close of business on June 16, 2005, as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 2005 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were 18,881,397 shares outstanding of SGRP's common stock, $.01 par value (the "Common Stock").

                         QUORUM AND VOTING REQUIREMENTS

         The holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the 2005 Annual Meeting will constitute a quorum for the transaction of business at the 2005 Annual Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock held. Under Delaware law, shares not voted by brokers (called "broker non-votes") are considered not entitled to vote. However, abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

         A plurality of votes cast (which means the most votes, even though less than a majority) at the 2005 Annual Meeting in person or by proxy is required for the election of each nominee to serve as a director. In a field of more than six nominees, the six nominees receiving the most votes would be elected as directors. The affirmative vote of a majority of votes cast at the 2005 Annual Meeting in person or by proxy is required to ratify the selection of Rehmann Robson as the Company's independent auditors for the year ending December 31, 2005. Votes withheld, in the case of the election of directors, and abstentions and any broker non-votes with respect to the ratification of independent auditors, are not considered votes cast with respect to that matter and, consequently, will have no effect on the vote on that matter, but, as noted above, are counted in determining a quorum. Brokers who are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds of record (in "street name") for its customers with respect to non-contested elections of directors and certain other matters. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect.

         All proxies that are properly completed, signed and returned prior to the 2005 Annual Meeting will be voted in accordance with the specifications made thereon or, in the absence of specification: (a) for the election of all nominees named herein to serve as directors, and (b) in favor of the proposal to ratify the appointment of Rehmann Robson as the Company's independent auditors. Management does not intend to bring before the 2005 Annual Meeting any matters other than those specifically described above and knows of no other matters to come before the 2005 Annual Meeting. If any other matters or motions come before the 2005 Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions, including any matter dealing with the conduct of the 2005 Annual Meeting. Proxies may be revoked at any time prior to their exercise
(1) by written notification to the Secretary of SGRP at SGRP's principal executive offices located at 580 White Plains Road, Suite 600, Tarrytown, New York 10591, (2) by delivering a duly executed proxy bearing a later date, or (3) by the stockholder attending the 2005 Annual Meeting and voting his or her shares in person.

                        PROPOSAL 1--ELECTION OF DIRECTORS

         Six Directors are to be elected at the 2005 Annual Meeting to serve on SGRP's Board of Directors (the "Board") until the next annual meeting of Stockholders and until their respective successors have been elected and qualified. The nominees for election are Mr. Robert G. Brown, Mr. William H. Bartels, Mr. Robert O. Aders, Mr. Jack W. Partridge, Mr. Jerry B. Gilbert, and Mr. Lorrence T. Kellar, all of whom are currently Directors of SGRP. The age, principal occupation and certain other information respecting each nominee are stated on pages 4 and 5, below. The nominees were approved and recommended by the Governance Committee on pages 8 and 9, below and nominated by the Board at a meeting on May 12, 2005.

         In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of each of those nominees.

         Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director of SGRP if elected. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by SGRP. Management has no present knowledge that any of the persons named will be unavailable to serve. The Board has fixed the number of Directors at six for the term commencing with the 2005 Annual Meeting. Each Director is elected to hold office until the next annual meeting of stockholders and until his respective successor is elected and qualified.

         No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company. However, Messrs. Brown and Bartels are executive officers and significant stockholders of the Company.

      THE BOARD OF DIRECTORS AND THE GOVERNANCE COMMITTEE EACH UNANIMOUSLY
         RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IDENTIFIED ABOVE.

                PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF
                    REHMANN ROBSON AS INDEPENDENT ACCOUNTANTS

         The Audit Committee of the Board has appointed Rehmann Robson ("Rehmann") as independent public accountants to audit the financial statements of the Company for its year ending December 31, 2005, subject to the Audit Committee's review of the final terms of Rehmann's engagement and plans for their audit. A resolution will be submitted to stockholders at the 2005 Annual Meeting for the ratification of such appointment. Since May of 2003, all audit and permitted non-audit services to be performed by the Company's auditor have required approval by SGRP's Audit Committee. Shareholder ratification of the appointment of Rehmann or anyone else for non-audit services is not required and will not be sought.

        Rehmann served as the Company's independent accountants for its year ended December 31, 2004. On October 4, 2004, Ernst & Young LLP ("E&Y") resigned as the independent registered public accounting firm for the Company and its subsidiaries. The resignation was effective upon completion of E&Y's review of the interim financial information for the Company's third fiscal quarter ended September 30, 2004, and the filing of the Company's quarterly report on Form 10-Q for such period.

         In January 2005, the Company, with the approval of SGRP's Audit Committee, appointed Rehmann as its independent registered public accounting firm to audit the financial statements of the Company for its fiscal year ending December 31, 2004.

AUDIT FEES

         During the Company's year ended December 31, 2004, fees billed by Rehmann for all audit services rendered to the Company were $130,225. Fees billed by E&Y for all audit services rendered to the Company for the years ended December 31, 2004 and 2003 were $100,203 and $179,362 respectively. Audit services principally include fees for the Company's audits and 10-K and 10-Q filing reviews. Since 2003, as required by applicable law, including Nasdaq Rules, SEC Rules and Sarbanes-Oxley (as such terms are defined below), the choice of the Company's auditor and the audit services and permitted non-audit services to be performed by it have been approved in advance by SGRP's Audit Committee.

NON-AUDIT SERVICES AND FEES

         The Company and its subsidiaries did not engage Rehmann or E&Y to provide advice regarding financial information systems design or implementation, but did engage E&Y for tax consulting services related to the PHI/SPGI ESOP in 2003 (for which E&Y was paid $3,778), due diligence services for the IMS acquisition during 2003 (for which E&Y was paid $14,334) and for tax services in 2003 (for which E&Y was paid $2,295). No other non-audit services were performed by Rehmann or E&Y in 2004 or 2003. Since 2003, as required by applicable law, each non-audit service performed by the Company's auditor either (i) was approved in advance on a case-by-case basis by SGRP's Audit Committee, or (ii) fit within a pre-approved "basket" of non-audit services of limited amount, scope and duration established in advance by SGRP's Audit Committee. In connection with the standards for independence of the Company's independent public accountants promulgated by the Securities and Exchange Commission, the Audit Committee considers (among other things) whether the provision of such non-audit services would be compatible with maintaining the independence of Rehmann or E&Y.

ANTICIPATED ATTENDANCE BY REHMANN ROBSON AT THE 2005 ANNUAL MEETING

         Rehmann has indicated to the Company that it intends to have a representative available during the 2005 Annual Meeting who will respond to appropriate questions. This representative will have the opportunity to make a statement during the meeting if he or she so desires.

REQUIRED VOTE

         A resolution will be submitted to stockholders at the 2005 Annual Meeting for the ratification of the Audit Committee's appointment of Rehmann as the independent auditors to audit the Company's financial statements for the year ending December 31, 2005. The affirmative vote of a majority of the votes cast at the 2005 Annual Meeting in person or by proxy will be required to adopt this resolution. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

         If the resolution selecting Rehmann as independent public accountants is adopted by stockholders, the Audit Committee and Board nevertheless retain the discretion to select different auditors should they then deem it in the Company's best interests. Any such future selection need not be submitted to a vote of stockholders.

         If the stockholders do not ratify the appointment of Rehmann, or if Rehmann should decline to act or otherwise become incapable of acting, or if Rehmann's employment is discontinued, SGRP's Audit Committee will appoint independent public accountants for the year ending December 31, 2005 (which may nevertheless be Rehmann should they then deem it in the Company's best interests).

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE EACH BELIEVE THAT THE APPOINTMENT OF REHMANN ROBSON AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR YEAR ENDING DECEMBER 31, 2005, IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND EACH UNANIMOUSLY RECOMMEND A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.



                    THE BOARD OF DIRECTORS OF THE CORPORATION

         The Board of Directors (the "Board") is responsible for the management and direction of SGRP and establishing its corporate policies. The current members of the Board are set forth below, and each is a nominee for election at the 2005 Annual Meeting:

NAME                             AGE        POSITION WITH SPAR GROUP, INC.

Robert G. Brown...........       62         Chairman, Chief Executive Officer,
                                            President and Director

William H. Bartels........       61         Vice Chairman and Director

Robert O. Aders (1).......       78         Director, Chairman - Governance
                                            Committee

Jack W. Partridge (1).....       59         Director, Chairman - Compensation
                                            Committee

Jerry B. Gilbert (1)......       71         Director

Lorrence T. Kellar (1)....       68         Director, Chairman - Audit Committee
------------------------
(1) Member of the Governance, Compensation and Audit Committees

         ROBERT G. BROWN serves as the Chairman, Chief Executive Officer, President and a Director of SGRP and has held such positions since July 8, 1999, the effective date of the merger of the SPAR Marketing Companies with PIA Merchandising Services, Inc. (the "Merger"). Mr. Brown served as the Chairman, President and Chief Executive Officer of the SPAR Marketing Companies (SPAR/Burgoyne Retail Services, Inc. ("SBRS") since 1994, SPAR, Inc. ("SINC") since 1979, SPAR Marketing, Inc. ("SMNEV") since November 1993, and SPAR Marketing Force, Inc. ("SMF") since 1996).

         WILLIAM H. BARTELS serves as the Vice Chairman and a Director of SGRP and has held such positions since July 8, 1999 (the effective date of the Merger). Mr. Bartels served as the Vice Chairman, Secretary, Treasurer and Senior Vice President of the SPAR Marketing Companies (SBRS since 1994, SINC since 1979, SMNEV since November 1993 and SMF since 1996).

         ROBERT O. ADERS serves as a Director of SGRP and has done so since July 8, 1999. He has served as the Chairman of the Governance Committee since May 9, 2003. Mr. Aders has served as Chairman of The Advisory Board, Inc., an international consulting organization since 1993, and also as President Emeritus of the Food Marketing Institute ("FMI") since 1993. Immediately prior to his election to the Presidency of FMI in 1976, Mr. Aders was Acting Secretary of Labor in the Ford Administration. Mr. Aders was the Chief Executive Officer of FMI from 1976 to 1993. He also served in The Kroger Co., in various executive positions from 1957 to 1974 and was Chairman of the Board from 1970 to 1974. Mr. Aders also serves as a Director of Sure Beam Corporation and Telepanel Systems, Inc.

         JACK W. PARTRIDGE serves as a Director of SGRP and has done so since January 29, 2001. He has served as the Chairman of the Compensation Committee of SGRP since May 9, 2003. Mr. Partridge is President of Jack W. Partridge & Associates. He previously served as Vice Chairman of the Board of The Grand Union Company from 1998 to 2000. Mr. Partridge's service with Grand Union followed a distinguished 23-year career with The Kroger Company, where he served as Group Vice President, Corporate Affairs, and as a member of the Senior Executive Committee, as well as various other executive positions. Mr. Partridge has been a leader in industry and community affairs for three decades. He has served as Chairman of the Food Marketing Institute's Government Relations Committee, the Food and Agriculture Policy Task Force, and as Chairman of the Board of The Ohio Retail Association. He currently serves as a member of the board of Checkpoint Systems, Inc.

         JERRY B.  GILBERT  serves as a  Director  of SGRP and has done so since
June 4, 2001. Mr. Gilbert served as Vice President of Customer Relations for Johnson & Johnson's Consumer and Personal Care Group of Companies from 1989 to 1997. Mr. Gilbert joined Johnson & Johnson in 1958 and from 1958 to 1989 held various executive positions. Mr. Gilbert also served on the Advisory Boards of the Food Marketing Institute, the National Association of Chain Drug Stores and the General Merchandise Distributors Council (GMDC) where he was elected the first President of the GMDC Educational Foundation. He was honored with lifetime achievement awards from GMDC, Chain Drug Review, Drug Store News and the Food Marketing Institute. He is the recipient of the prestigious National Association of Chain Drug Stores (NACDS) Begley Award, as well as the National Wholesale Druggists Association (NWDA) Tim Barry Award. In June 1997, Mr. Gilbert received an Honorary Doctor of Letters Degree from Long Island University.

         LORRENCE T. KELLAR serves as a Director and the Chairman of the Audit Committee of SGRP and has done so since April 2, 2003. Mr. Kellar had a 31-year career with The Kroger Co., where he served in various financial capacities, including Group Vice President for real estate and finance, and earlier, as Corporate Treasurer. He was responsible for all of Kroger's real estate activities, as well as facility engineering, which coordinated all store openings and remodels. Mr. Kellar subsequently served as Vice President, real estate, for Kmart. He currently is Vice President of Continental Properties Company, Inc. Mr. Kellar also serves on the boards of Frisch's Restaurants and Multi-Color Corporation and is a trustee of the Acadia Realty Trust. He also is a major patron of the arts and has served as Chairman of the Board of the Cincinnati Ballet.

         The Board meets regularly to receive and discuss operating and financial reports presented by management of SGRP and its advisors. During the year ended December 31, 2004, the Board held four meetings in person, one meeting by telephone and took various actions by written consent. Each Director attended all meetings of the Board in person.

COMMITTEES

         From time to time the Board establishes permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. Certain committees from time to time also may be required by the Nasdaq Stock Market, Inc., or National Association of Securities Dealers (collectively, "Nasdaq"), the Securities and Exchange Commission (the "SEC"), or applicable law, all of which currently require SGRP to have an audit committee. While SGRP is not similarly required to have either a Compensation Committee or Governance Committee, certain responsibilities assigned to them in their respective charters are required to be fulfilled by independent directors, whether by Nasdaq, the SEC or otherwise.

         The standing committees of the Board are the Audit Committee of the Board (the "Audit Committee"), the Compensation Committee of the Board (the "Compensation Committee"), and the Governance Committee of the Board (the "Governance Committee"), as provided in SGRP's Restated By-Laws (see - "Limitation of Liability and Indemnification Matters", below).

AUDIT COMMITTEE

         The Audit Committee of the Board (the "Audit Committee") assists the Board in fulfilling its oversight responsibilities respecting the accounting, auditing and financial reporting and disclosure principles, policies, practices and controls of SGRP and its direct and indirect subsidiaries (together with SGRP, collectively, the "Company"), the integrity of the Company's financial statements, the audits of the financial statements of the Company and the Company's compliance with legal and regulatory requirements and disclosure, and has done so since June of 2000. The specific functions and responsibilities of the Audit Committee are set forth in the written Amended and Restated Charter of the Audit Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the "Audit Charter"), approved and recommended by the Audit Committee and Governance Committee and adopted by the Board on May 18,

2004. The Audit Committee also is given specific functions and responsibilities by and is subject to the rules and regulations of Nasdaq ("Nasdaq Rules") and of the SEC (the "SEC Rules"), the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and other applicable law, which are reflected in the Audit Charter. A current copy of the Audit Charter is posted and available to stockholders and the public on the Company's web site (www.SPARinc.com). The Audit Committee reviews and reassesses the Audit Charter annually and recommends any needed changes to the Board for approval. The Audit Charter was amended and restated to reflect the recent evolution of the Audit Committee's expanding responsibilities, the recent adoption of Sarbanes-Oxley, and recent changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to audit committees.

         The Audit Committee (among other things and as more fully provided in its Charter):

(a) Serves as an independent and objective party to monitor the Company's financial reporting process and internal accounting and disclosure control system and their adequacy and effectiveness;

(b) Is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (hereinafter referred to as the "Company's Independent Accountants");

(c) Resolves disagreements between the Company's senior management and the Company's Independent Accountants regarding financial reporting;

(d)      Communicates directly with the Company's Independent Accountants;

(e) Reviews and appraises the audit efforts of the Company's Independent Accountants, including the plans for and scope of the audit, the audit procedures to be utilized and results of the audit;

(f)      Provides  an  open  avenue  of   communication   among  the   Company's
         Independent Accountants, the Company's financial and senior management and the Board;

(g) Reviews and approves, in advance, all non-audit services to be performed by the Company's Independent Accountants, either individually or through policies and procedures for particular types of services to be performed within specified periods;

(h)      Reviews  the  performance,   qualifications  and  independence  of  the
         Company's Independent Accountants;

(i) Reviews the financial reports and other financial information provided by SGRP to any governmental body or the public;

(j)      Encourages  continuous  improvement  of, and fosters  adherence to, the
         Company's   accounting,   disclosure  and  similar  control   policies,
         procedures and practices at all levels; and

(k) Reviews and approves the overall fairness of all material related-party transactions.

         The Audit Committee currently consists of Messrs. Kellar (its Chairman), Aders, Gilbert and Partridge, each of whom has been determined by the Governance Committee and the Board to meet the independence requirements for audit committee members under Nasdaq Rule 4200(a)(14). In connection with his re-nomination as a Director, the Governance Committee and the Board have re-determined that Mr. Kellar was qualified to be the "audit committee financial expert" required by applicable law and the SEC Rules.

         During the year ended December 31, 2004, the Audit Committee met four times in person and six times by telephone.

         See "Report of the Audit Committee of the Board of Directors", below.

COMPENSATION COMMITTEE

         The Compensation Committee of the Board (the "Compensation Committee") assists the Board in fulfilling its oversight responsibilities respecting the performance and compensation of the executives and the other compensation, equity incentive and related policies of the Company, through which the Company endeavors to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment while facilitating the business strategies and long-range plans of the Company. The specific functions and responsibilities of the Compensation Committee are set forth in the written Charter of the Compensation Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the "Compensation Charter"), approved and recommended by the Compensation Committee and Governance Committee and adopted by the Board on May 18, 2004. The Compensation Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules and SEC Rules, Sarbanes-Oxley and other applicable law. A current copy of the Compensation Charter is posted and available to stockholders and the public on the Company's web site (www.SPARinc.com). The Compensation Committee reviews and reassesses the Compensation Charter annually and recommends any needed changes to the Board for approval. The Compensation Charter was adopted to reflect the recent evolution of the Compensation Committee's informal responsibilities, the recent adoption of Sarbanes-Oxley, and recent changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to Compensation committees.

         The Compensation Committee (among other things and as more fully provided in its Charter):

(a) Oversees the existing and proposed compensation plans, policies and practices of the Company, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice, all in order to (i) attract and retain quality directors, executives and employees, (ii) provide total compensation competitive with similar companies, (iii) reward and reinforce the attainment of the Company's performance objectives, and (iv) align the interests of SGRP's directors and the Company's executives and employees with those of SGRP's stockholders (the "Company's Compensation Objectives");

(b) Reviews the Company's existing and proposed Compensation Objectives from time to time and recommends to the Board any necessary or desirable changes or additions to such objectives;

(c) Reviews the performance of and establishes the compensation for the Company's senior executives; and

(d) Oversees the Company's stock option, stock purchase and other benefit plans and severance policies, and reviews and recommends to the Board any necessary or desirable changes or additions to any such plan, policy or practice.

         The Compensation Committee currently consists of Messrs. Partridge (its Chairman), Aders, Gilbert and Kellar, all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rule 4200(a)(14).

         During the year ended December 31, 2004, the Compensation Committee met four times in person.

         See "Report of the Compensation Committee of the Board of Directors", below.

GOVERNANCE COMMITTEE

         The Governance Committee of the Board (the "Governance Committee") assists the Board in fulfilling its oversight responsibilities respecting the nomination of directors and committee members for the Board and the corporate governance policies and practices of the Company. The specific functions and responsibilities of the Governance Committee are set forth in the written Charter of the Governance Committee of the Board of Directors of SPAR Group, Inc., Dated (as of) May 18, 2004 (the "Governance Charter"), approved and recommended by the Governance Committee and adopted by the Board on May 18,
2004. The Governance Committee also is given specific functions and responsibilities by and is subject to the Nasdaq Rules, SEC Rules, Sarbanes-Oxley and other applicable law, which are reflected in the Governance Charter. A current copy of the Governance Charter is posted and available to stockholders and the public on the Company's web site (www.SPARinc.com). The Governance Committee reviews and reassesses the Governance Charter and Nomination Policy (as defined below) annually and recommends any needed changes to the Board for approval. The Governance Charter was adopted to reflect the recent evolution of the Governance Committee's informal responsibilities, the recent adoption of Sarbanes-Oxley, and recent changes in Nasdaq Rules, SEC Rules, securities laws and other applicable law pertaining to Governance committees.

         The Governance Committee (among other things and as more fully provided in its Charter):

(a) Oversees the identification, vetting and nomination of candidates for directors of SGRP and the selection of committee members, reviews their qualifications (including outside director independence) and recommends any proposed nominees to the Board;

(b) Oversees SGRP's organizational documents and policies and practices on corporate governance and recommends any proposed changes to the Board for approval; and

(c) Oversees the Company's codes of ethics and other internal policies and guidelines and monitors the Company's enforcement of them and incorporation of them into the Company's culture and business practices.

         The Governance Committee currently consists of Messrs. Aders (its Chairman), Gilbert, Partridge and Kellar, all of whom are non-employees of the Company and have been determined by the Governance Committee and the Board to be independent directors in accordance with Nasdaq Rule 4200(a)(14).

         During the year ended December 31, 2004, the Governance Committee met four times in person.

DIRECTOR NOMINATIONS

         The Governance Committee oversees the identification, vetting and nomination of candidates for directors and the selection of committee members, the review of their qualifications (including outside director independence), and recommends any proposed nominees to the Board in accordance with the Governance Charter and with the SPAR Group, Inc. Statement of Policy Regarding Director Qualifications and Nominations dated as of May 18, 2004 (the "Nomination Policy"), as approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. A current copy of this policy is posted and available to stockholders and the public on the Company's web site (www.SPARinc.com).

         The Nomination Policy requires that a majority of the directors of the Board and all members of its Audit Committee, Compensation Committee and Governance Committee satisfy the independence requirements applicable to Audit Committee members under the applicable Nasdaq Rules. Each of the Audit Charter, Compensation Charter and Governance Charter also contain the same requirements that all of their respective members satisfy such independence requirements.

         The Nomination Policy identifies numerous characteristics believed important by the Board for any nominee for director and provides that each nominee for director should possess as many of them as practicable. These desirable characteristics include (among other things) the highest professional and personal ethics and integrity, sufficient time and attention to devote to Board and Committee duties and responsibilities, strong relevant business and industry knowledge and contacts, and business and financial sophistication, common sense and wisdom, and the ability to make informed judgments on a wide range of issues, the ability and willingness to exercise and express independent judgments, and the apparent ability and willingness to meet or exceed the Board's performance expectations.

         Performance expectations for each director have also been established by the Board in the Nomination Policy, including (among other things) the director's regular preparation for, attendance at and participation in all meetings (including appropriate questioning), support and advice to management in his areas of expertise, maintenance of focus on the Board's agenda, understanding the business, finances, plans and strategies of Company, professional and collegial interaction, acting in the best interests of the Company and the stockholders, compliance with the Company's applicable ethics codes.

         The Governance Committee generally will consider recommending the re-nomination of incumbent directors in accordance with the Nomination Policy, provided that they continue to satisfy the applicable personal characteristic criteria and performance expectations. The Nomination Policy reflects the Board's belief that qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of SGRP, and that the value of these benefits may outweigh many other factors. However, the Governance Committee is not required to recommend to the Board the nomination of any eligible incumbent director for re-election.

         In considering the potential director nominee slate (including incumbent directors) to recommend to the Board, the Nomination Policy directs the Governance Committee to take into account: (i) the benefits of incumbency, as noted above; (ii) any perceived needs of Board, any Committee or the Company at the time for business contacts, skills or experience or other particular desirable personal characteristics; (iii) the collegiality of Board members; (iv) the need for independent directors or financial experts under that Policy or applicable law for the Board or its Committees; (v) any other requirements of applicable law; and (vi) the desirability of ethnic, racial, gender and geographic diversity. The Governance Committee will consider proposed nominees from any source, including those properly submitted by stockholders (see - "STOCKHOLDER COMMUNICATIONS - Submission of Stockholder Proposals and Director Nominations", below).

         Each potential nominee for director is required to complete and submit an officers' and directors' questionnaire as part of the process for making director nominations and preparation of SGRP's annual report and proxy statement. With new nominees, the process also may include interviews and background checks.

         The six nominees for director were reviewed, approved and recommended by the Governance Committee, were nominated by the Board and are all incumbents. Based on their respective officers' and directors' questionnaires, the Governance Committee and Board each determined that Mr. Robert O. Aders, Mr. Jack W. Partridge, Mr. Jerry B. Gilbert, and Mr. Lorrence T. Kellar are independent directors under Nasdaq Rules, as required by the Nominations Policy and the committee charters, and Mr. Lorrence T. Kellar is an "audit committee financial expert" under SEC Rules, as required by such rules and the Audit Charter.

ETHICS CODES

         The Company has adopted codes of ethical conduct applicable to all of its directors, officers and employees, as approved and recommended by the Audit Committee and Governance Committee and adopted by the Board on May 3, 2004, in accordance with Nasdaq Rules. These codes of conduct consist of: (1) the SPAR Group Code of Ethical Conduct for its Directors, Senior Executives and Employees Dated (as of) May 1, 2004; and (2) the SPAR Group Statement of Policy Regarding Personal Securities Transaction in SGRP Stock and Non-Public Information Dated, Amended and Restated as of May 1, 2004, which amends, restates and completely replaces its existing similar statement of policy. Both Committees were involved because authority over ethics codes shifted from the Audit Committee to the Governance Committee with the adoption of the committee charters on May 18, 2004. Copies of these codes and policies are posted and available to stockholders and the public on the Company's web site (www.SPARinc.com).

AUDIT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Board's Audit, Compensation or Governance Committee was at any time during the year ended December 31, 2004, or at any other time an officer or employee of the Company. No executive officer of the Company or Board member serves as a member of the board of directors, audit, compensation or governance committee of any other entity that has one or more executive officers serving as a member of SGRP's Board, Audit Committee, Compensation Committee or Governance Committee, except for the positions of Messrs. Brown and Bartels as directors and officers of the Company (including each of its subsidiaries) and as directors and officers of each of its affiliates, including SMS, SMSI and SIT (see - Certain Relationships and Related Transactions, below).


COMPENSATION OF DIRECTORS

         The Compensation Committee administers the compensation plan for its outside Directors as well as the compensation for its executives. Each member of the Company's Board who is not otherwise an employee or officer of the Company or any subsidiary or affiliate of the Company (each, an "Eligible Director") is eligible to receive the compensation contemplated under such plan.

         The Compensation Committee administers the compensation of directors pursuant to SGRP's Director Compensation Plan for its outside Directors, as approved and amended by the Board (the "Directors Compensation Plan"), as well as the compensation for SGRP's executives.

          In May 2004, the Compensation Committee approved and recommended and the Board adopted a change in the Directors Compensation Plan to issue stock options for the purchase of common stock with an exercise price equal to 100% of the fair market value of SGRP's common stock at the end of each quarter.

The number of option shares to be issued will be equal to three times the quotient of the amount of compensation to be paid in stock options divided by the closing stock price at the end of each quarter. Each member of SGRP's Board who is not otherwise an employee or officer of SGRP or any subsidiary or affiliate of SGRP (each, a "Non-Employee Director") is eligible to receive director's fees of $30,000 per annum (plus an additional $5,000 per annum for the Audit Committee Chairman), payable quarterly. The Compensation Committee and the Board determined that this revised policy more fairly compensated the Non-Employee Directors. Prior to May 2004, each quarterly installment of such director's fees ($7,500 plus an additional $1,250 for the Audit Committee Chairman) was paid half in cash and half in stock options to purchase shares of SGRP's common stock. SGRP issued such stock options with an exercise price of $0.01 per share. The number of option shares issued was calculated by dividing the amount of compensation to be paid in stock options by the closing stock price at the end of each quarter.

         In addition upon acceptance of the directorship, each Non-Employee Director receives options to purchase 10,000 shares of SGRP's common stock with an exercise price equal to 100% of the fair market value of SGRP's common stock at the date of grant, options to purchase 10,000 additional shares of SGRP's common stock with an exercise price equal to 100% of the fair market value of SGRP's common stock at the date of grant after one year of service and options to purchase 10,000 additional shares of SGRP's common stock with an exercise price equal to 100% of the fair market value of SGRP's common stock at the date of grant for each additional year of service thereafter.

         All of those options to Non-Employee Directors have been and will be granted under the 2000 Plan described below, under which each member of the Board is eligible to participate. Non-Employee Directors will be reimbursed for all reasonable expenses incurred during the course of their duties. There is no additional compensation for committee participation, phone meetings, or other Board activities.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         SGRP's Certificate of Incorporation limits the liability of all directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         SGRP's Restated By-Laws provide that SGRP shall indemnify each of its directors and senior executives and may indemnify the other officers, employees and other agents of the Company to the fullest extent permitted by law. SGRP's Restated By-Laws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Restated By-Laws would permit indemnification. These indemnification provisions were first approved and recommended by the Governance Committee and adopted by the Board in November of 2003, in order to conform to the current practices of most public companies and to attract and maintain quality candidates for the Company's management and Board, and were later incorporated into the Amended and Restated By-Laws of SPAR Group, Inc., Dated as of May 18, 2004 (the "Restated By-Laws"), approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. A current copy of the Restated By-Laws is posted and available to stockholders and the public on the Company's web site (www.SPARinc.com). The Company maintains director and officer liability insurance.

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company in which indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of SGRP's Common Stock as of June 16, 2005, by: (i) each person (or group of affiliated persons) who is known by SGRP to own beneficially more than 5% of SGRP's Common Stock; (ii) each of SGRP's directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) SGRP's directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                                    NUMBER OF SHARES
               TITLE OF CLASS        NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED   PERCENTAGE
               --------------        ------------------------------------      ------------------   ----------

        Common Shares                Robert G. Brown (1)                               8,635,389 (2)       45.5%
        Common Shares                William H. Bartels (1)                            5,565,831 (3)       29.4%
        Common Shares                Robert O. Aders (1)                                 158,110 (4)         *
        Common Shares                Jack W. Partridge (1)                                92,200 (5)         *
        Common Shares                Jerry B. Gilbert (1)                                 95,541 (6)         *
        Common Shares                Lorrence T. Kellar (1)                               84,430 (7)         *
        Common Shares                Charles Cimitile (1)                                107,500 (8)         *
        Common Shares                Kori G. Belzer (1)                                  102,951 (9)         *
        Common Shares                Patricia Franco (1)                                 144,497 (10)        *
        Common Shares                Richard J. Riordan (11)
                                     300 South Grand Avenue, Suite 2900
                                     Los Angeles, California 90071                     1,209,922            6.4%
        Common Shares                Heartland Advisors, Inc. (12)
                                     790 North Milwaukee Street
                                     Milwaukee, Wisconsin 53202                        1,300,000            6.9%
        Common Shares                Executive Officers and Directors                 14,986,449           79.4%

* Less than 1%

(1) The address of such owners is c/o SPAR Group, Inc. 580 White Plains Road, Suite 600, Tarrytown, New York 10591.
(2) Includes 1,800,000 shares held by a grantor trust for the benefit of certain family members of Robert G. Brown over which Robert G. Brown, James R. Brown, Sr. and William H. Bartels are trustees. Includes 95,747 shares issuable upon exercise of options.
(3) Excludes 1,800,000 shares held by a grantor trust for the benefit of certain family members of Robert G. Brown over which Robert G. Brown, James R. Brown, Sr. and William H. Bartels are trustees, beneficial ownership of which are disclaimed by Mr. Bartels. Includes 58,999 shares issuable upon exercise of options.
(4)      Includes 86,456 shares issuable upon exercise of options.
(5)      Includes 81,232 shares issuable upon exercise of options.
(6)      Includes 95,541 shares issuable upon exercise of options.
(7)      Includes 78,282 shares issuable upon exercise of options.
(8)      Includes 107,500 shares issuable upon exercise of options.
(9)      Includes 101,000 shares issuable upon exercise of options.
(10)     Includes 91,000 shares issuable upon exercise of options.
(11)     Share ownership was confirmed with SGRP's transfer agent.
(12) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 9), filed by Heartland Advisors, Inc. with the Securities and Exchange Commission on December 31, 2004.

EQUITY COMPENSATION PLANS

         The following table contains a summary of the number of shares of Common Stock of the Company to be issued upon the exercise of options, warrants and rights outstanding at December 31, 2004, the weighted-average exercise price of those outstanding options, warrants and rights, and the number of additional shares of Common Stock remaining available for future issuance under the plans as at December 31, 2004.

                                        EQUITY COMPENSATION PLAN INFORMATION
    ----------------------------- -------------------------- ------------------------- -------------------------
                                   Number of securities to       Weighted average        Number of securities
                                   be issued upon exercise      exercise price of      remaining available for
                                   of outstanding options,     outstanding options,       future issuance of
                                     warrants and rights     warrants and rights ($)    options, warrants and
           Plan category                                                                        rights
    ----------------------------- -------------------------- ------------------------- -------------------------

    ----------------------------- -------------------------- ------------------------- -------------------------
    Equity compensation plans             1,291,258                         1.66               1,618,719
    approved by security
    holders
    ----------------------------- -------------------------- ------------------------- -------------------------
    Equity compensation plans
    not approved by security
    holders                                       -                            -                       -
    ----------------------------- -------------------------- ------------------------- -------------------------
    Total                                 1,291,258                         1.66               1,618,719
    ----------------------------- -------------------------- ------------------------- -------------------------


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr.  Robert G. Brown,  a Director,  the  Chairman,  President and Chief
Executive Officer and a major stockholder of the Company, and Mr. William H. Bartels, a Director, the Vice Chairman and a major stockholder of the Company, are executive officers and the sole stockholders and directors of SPAR Marketing Services, Inc. ("SMS"), SPAR Management Services, Inc. ("SMSI"), and SPAR Infotech, Inc. ("SIT").

         SMS and SMSI provided approximately 99% of the Company's field representatives (through its independent contractor field force) and approximately 92% of the Company's field management at a total cost of approximately $24.0 million, $36.0 million, and $30.5 million for 2004, 2003, and 2002, respectively. Pursuant to the terms of the Amended and Restated Field Service Agreement dated as of January 1, 2004, SMS provides the services of SMS's field force of approximately 6,300 independent contractors to the Company. Pursuant to the terms of the Amended and Restated Field Management Agreement dated as of January 1, 2004, SMSI provides approximately 50 full-time national, regional and district managers to the Company. For those services, the Company has agreed to reimburse SMS and SMSI for all of their costs of providing those services and to pay SMS and SMSI each a premium equal to 4% of their respective costs, except that for 2004 SMSI agreed to concessions that reduced the premium paid by approximately $640,000 for 2004. Total net premiums (4% of SMS and SMSI costs less 2004 concessions) paid to SMS and SMSI for services rendered were approximately $320,000, $1,350,000, and $1,100,000 for 2004, 2003, and 2002,
respectively. The Company has been advised that Messrs. Brown and Bartels are not paid any salaries as officers of SMS or SMSI so there were no salary reimbursements for them included in such costs or premium. However, since SMS and SMSI are "Subchapter S" corporations, Messrs. Brown and Bartels benefit from any income of such companies allocated to them.

         SIT provided substantially all of the Internet computer programming services to the Company at a total cost of approximately $1,170,000, $1,610,000, and $1,630,000 for 2004, 2003, and 2002, respectively. SIT provided approximately 34,000, 47,000, and 46,000 hours of Internet computer programming services to the Company for 2004, 2003, and 2002, respectively. Pursuant to the Amended and Restated Programming and Support Agreement dated as of January 1, 2004, SIT continues to provide programming services to the Company for which the Company has agreed to pay SIT competitive hourly wage rates for time spent on Company matters and to reimburse the related out-of-pocket expenses of SIT and its personnel. The average hourly billing rate was $34.71, $34.24, and $35.10 for 2004, 2003, and 2002, respectively. The Company has been advised that no hourly charges or business expenses for Messrs. Brown and Bartels were charged to the Company by SIT for 2004. However, since SIT is a "Subchapter S" corporation, Messrs. Brown and Bartels benefit from any income of such company allocated to them.

         In November 2004 and January 2005, the Company entered into separate operating lease agreements between SMS and the Company's wholly owned subsidiaries, SPAR Marketing Force, Inc. ("SMF") and SPAR Canada Company ("SPAR Canada"). In May 2005, the Company and SMS amended the lease agreements reducing the total monthly payment. Each lease, as amended, has a 36 month term and representations, covenants and defaults customary for the leasing industry. The SMF lease is for handheld computers to be used by field merchandisers in the performance of various merchandising services in the United States and has a monthly payment of $17,891. These handheld computers had an original purchase price of $632,200. The SPAR Canada lease is also for handheld computers to be used by field merchandisers in the performance of various merchandising services in Canada and has a monthly payment of $2,972. These handheld computers had an original purchase price of $105,000. The monthly payments, as amended, are based upon a lease factor of 2.83%.

         In March 2005, SMF entered into an additional 36 month lease with SMS for handheld computers. The lease factor is 2.83% and the monthly payment is $2,341. These handheld computers had an original purchase price of $82,727.

         The Company's agreements with SMS, SMSI and SIT are periodically reviewed by SGRP's Audit Committee, which includes an examination of the overall fairness of the arrangements. In February 2004, the Audit Committee approved separate amended and restated agreements with each of SMS, SMSI and SIT, effective as of January 1, 2004. The restated agreements extend the contract maturities for four years, strengthened various contractual provisions in each agreement and continued the basic economic terms of the existing agreements, except that the restated agreement with SMSI provides for temporary concessions to the Company by SMSI totaling approximately $640,000 for 2004. In February and May of 2005, the Audit Committee approved the separate handheld computer leases and amendments.

         The Company owed the following amounts to SMS for the above services as at December 31, 2004 (in thousands):

                                                                                  December 31,
                                                                             2004              2003
                                                                       ------------------------------------
   Balance due to affiliates included in accrued liabilities:
       SPAR Marketing Services, Inc.                                       $   987         $  1,091


         In July 1999, SMF, SMS and SIT entered into a Software Ownership Agreement with respect to Internet job scheduling software jointly developed by such parties. In addition, SPAR Trademarks, Inc. ("STM"), SMS and SIT entered into trademark licensing agreements whereby STM has granted non-exclusive royalty-free licenses to SIT, SMS and SMSI for their continued use of the name "SPAR" and certain other trademarks and related rights transferred to STM, a wholly owned subsidiary of the Company.

         Messrs. Brown and Bartels also collectively own, through SMSI, a minority (less than 5%) equity interest in Affinity Insurance Ltd., which provides certain insurance to the Company.

         In the event of any material dispute in the business relationships between the Company and SMS, SMSI, or SIT, it is possible that Messrs. Brown or Bartels may have one or more conflicts of interest with respect to these relationships and such dispute could have a material adverse effect on the Company.

             EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

         Set forth in the table below are the names, ages and current offices held by all executive officers of SGRP. For biographical information regarding Robert G. Brown and William H. Bartels, see Current Members of the Board of Directors, above.

         NAME             AGE     POSITION WITH SPAR GROUP, INC.
-------------------     -------   ----------------------------------------------
Robert G. Brown           62      Chairman, Chief Executive Officer, President
                                  and Director
William H. Bartels        61      Vice Chairman and Director
Charles Cimitile          50      Chief Financial Officer, Secretary and
                                  Treasurer
Kori G. Belzer            39      Chief Operating Officer
Patricia Franco           44      Chief Information Officer and President of the
                                  International Division
James R. Segreto          56      Vice President, Controller


         Charles Cimitile serves as the Chief Financial Officer, Secretary and Treasurer of SGRP. Mr. Cimitile has served as Chief Financial Officer and
Secretary since November 24, 1999 and Treasurer since August 7, 2003. Mr. Cimitile served as Chief Financial Officer for GT Bicycles from 1996 to 1999 and Cruise Phone, Inc. from 1995 through 1996. Prior to 1995, he served as the Vice President Finance, Secretary and Treasurer of American Recreation Company Holdings, Inc. and its predecessor company.

         Kori G. Belzer serves as the Chief Operating Officer of SGRP and has done so since January 1, 2004. Ms. Belzer also serves as Chief Operating Officer of SPAR Management Services, Inc. ("SMSI"), and SPAR Marketing Services, Inc. ("SMS"), each an affiliate of SGRP (see - Certain Relationships and Related Transactions, above), and has done so since 2000. The Audit Committee determined that Ms. Belzer also served during 2003 as the de facto chief operating officer of SGRP through her position as Chief Operating Officer of SMSI and SMS. Prior to 2000, Ms. Belzer served as Vice President Operations of SMS from 1997 to 2000, and as Regional Director of SMS from 1995 to 1997. Prior to 1995, she served as Client Services Manager for SPAR/Servco, Inc.

         Patricia Franco serves as the Chief Information Officer of SGRP and President of the SPAR International Merchandising Services Division and has done so since January 1, 2004. Ms. Franco also serves as Senior Vice President of SPAR Infotech, Inc. ("SIT"), an affiliate of SGRP (see - Certain Relationships and Related Transactions, above), and has done so since January 1, 2003. The Audit Committee determined that Ms. Franco also served during 2003 as the de facto chief information officer of SGRP, as well as the de facto President of the SPAR International Merchandising Services Division, through her position as Senior Vice President of SIT. Prior to 2003, Ms. Franco served in various management capacities with SIT, SMS and their affiliates.

         James R. Segreto serves as Vice President, Controller of SGRP and has done so since July 8, 1999, the effective date of the Merger. From 1997 through the Merger, he served in the same capacity for SMS. Mr. Segreto served as Chief Financial Officer for Supermarket Communications Systems, Inc. from 1992 to 1997 and LM Capital, LLP from 1990 to 1992. Prior to 1992, he served as Controller of Dorman Roth Foods, Inc.

EXECUTIVE COMPENSATION

         The following table sets forth all compensation received for services rendered to the Company in all capacities for the years ended December 31, 2004, 2003, and 2002 (except for amounts paid to SMS, SMSI and SIT, see - Certain Relationships and Related Transactions, above) (i) by the Company's Chief Executive Officer, and (ii) each of the other four most highly compensated executive officers of the Company and its affiliates who were serving as executive officers of the Company or performing equivalent functions for the Company through an affiliate, at December 31, 2004 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                                                       LONG TERM
                                                                 ANNUAL COMPENSATION              COMPENSATION AWARDS
                                                                ------------------------    ------------------------------
                                                                                               SECURITIES      ALL OTHER
                                                                                               UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITIONS                           YEAR     SALARY ($)   BONUS ($)       OPTIONS (#)(1)     ($)(2)
----------------------------                         -------   -----------  -----------     ---------------  -------------

Robert G. Brown                                        2004     114,000 (3)          --                --           1,800
     Chief  Executive  Officer,  Chairman  of the      2003     180,000 (3)          --                --           2,200
     Board, President, and Director                    2002     164,340 (3)          --                --           2,040

William H. Bartels                                     2004     114,000 (3)          --                --           1,620
     Vice Chairman and Director                        2003     180,000 (3)          --                --           2,007
                                                       2002     164,340 (3)          --                --           2,040

Charles Cimitile                                       2004     220,000              --            25,000           1,800
     Chief Financial Officer,  Treasurer and           2003     221,700          20,000            20,000           2,200
     Secretary                                         2002     215,564          15,000            20,000           2,040



Kori G. Belzer                                         2004     147,990              --            25,000           1,495
     Chief Operating Officer                           2003     147,067          19,000            26,750           1,843


Patricia Franco                                        2004     147,900          10,000            25,000           1,493
     Chief Information Officer                         2003     145,875          20,000            37,500           1,718
------------------------

(1) In June 2004, Mr. Brown and Mr. Bartels voluntarily surrendered for cancellation their options for the purchase of the following shares of common stock under the 2000 Plan: 382,986 and 235,996, respectively. In September 2004, Mr. Cimitile, Ms. Belzer and Ms. Franco voluntarily surrendered for cancellation their options for the purchase of the following shares of common stock under the 2000 Plan: 55,000, 76,140 and 87,500 respectively. Also in September 2004, Ms. Franco voluntarily surrendered for cancellation her options for the purchase 10,000 shares of common stock under the 1995 Plan.
(2)      Other compensation represents the Company's 401k contribution.
(3) Does not include amounts paid to SMS, SMSI, SIT and Affinity Insurance Ltd. (see - Certain Relationships and Related Transactions, above)

CHANGE IN CONTROL SEVERANCE AGREEMENTS

         The Company has entered into a Change of Control Severance Agreement with each of Patricia Franco, the Company's Chief Information Officer, and Kori
G. Belzer, the Company's Chief Operating Officer, each providing for a lump sum severance payment and other accommodations from the Company to the employee under certain circumstances if, pending or following a change in control, the employee leaves for good reason or is terminated other than in a termination for cause. The payment is equal to the sum of the employee's monthly salary times a multiple equal to 24 months less the number of months by which the termination of employment followed the change in control plus the maximum bonus that would have been paid to the employee (not to exceed 25% of the employee's annual salary).

STOCK OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information regarding each grant of stock options made during the year ended December 31, 2004, to each of the Named Executive Officers. No stock appreciation rights ("SAR's") were granted during such period to such person.

                                         INDIVIDUAL GRANTS
                     ----------------------------------------------------------
                        NUMBER OF      PERCENT OF
                       SECURITIES     TOTAL OPTIONS
                       UNDERLYING      GRANTED TO                                POTENTIAL REALIZABLE VALUE AT
                         OPTIONS      EMPLOYEES IN    EXERCISE    EXPIRATION     ASSUMED ANNUAL RATES OF STOCK
NAME                 GRANTED(2) (#)    PERIOD (%)   PRICE ($/SH)     DATE       PRICE APPRECIATION FOR OPTION(1)
----                 -------------------------------------------------------------------------------------------
                                                                                   5% ($)          10% ($)
                     -------------------------------------------------------------------------------------------

Charles Cimitile         25,000            16.1         2.39        3/31/14        37,596         95,226

Kori G. Belzer           25,000            16.1         2.39        3/31/14        37,596         95,226

Patricia Franco          25,000            16.1         2.39        3/31/14        37,596         95,226
------------

(1) The potential realizable value is calculated based upon the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.

(2) These options vest over four-year periods at a rate of 25% per year, beginning on the first anniversary of the date of grant.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

        The following table sets forth the number of shares of Common Stock of the Company purchased by each of the Named Executive Officers in the exercise of stock options during the year ended December 31, 2004, the value realized in the purchase of such shares (the market value at the time of exercise less the exercise price to purchase such shares), and the number of shares that may be purchased and value of the exercisable and unexercisable options held by each of the Named Executive Officers at December 31, 2004.

                                                         NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                                                                  YEAR-END (#)                  FISCAL YEAR-END ($)
                                                        --------------------------------- -------------------------------
                     SHARES ACQUIRED        VALUE
NAME                 ON EXERCISE (#)    REALIZED ($)      EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                ------------------ ---------------- ----------------  --------------- --------------  ---------------

Robert G. Brown               --                 --               --              95,746            --              --
William H. Bartels            --                 --               --              58,999            --              --
Charles Cimitile              --                 --           25,000              85,000        10,625              --
Kori G. Belzer                --                 --           11,500              94,500         4,513              88
Patricia Franco               --                 --           11,500              79,500         4,513              88


                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The following is the Compensation Committee's report submitted to the Board addressing the compensation of SGRP's executive officers for 2004:

COMPENSATION POLICY

         The Company's executive compensation policy is (i) designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers; and (ii) based on the belief that the interests of the executives should be closely aligned with SGRP's stockholders. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries with (i) annual incentive bonuses based on corporate performance and individual contribution, and (ii) stock options through the Company's 2000 stock option plan (described below). The Compensation Committee believes that cash compensation in the form of salary and performance-based incentive bonuses provides Company executives with short term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long-term performance and success of the Company. The Compensation Committee considers all elements of compensation and the compensation policy when determining individual components of pay.

EXECUTIVE COMPENSATION COMPONENTS

         As discussed below, the Company's executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and stock options.

BASE SALARY

         In establishing base salary levels for executive officer positions, the Committee and Robert G. Brown, the Company's Chief Executive Officer, consider levels of compensation at comparable companies, levels of responsibility and internal issues of consistency and fairness. In determining the base salary of a particular executive, the Committee and Mr. Brown consider individual performance, including the accomplishment of short-term and long-term objectives, and various subjective criteria including initiative, contribution to overall corporate performance and leadership ability. The Compensation Committee reviews executive officer salaries annually and exercises its judgment based on all the factors described above. No specific formula is applied to determine the weight of each criteria.

ANNUAL INCENTIVE BONUSES

         The Company's executive officers are eligible for annual bonuses upon recommendations made by Mr. Brown (as to the other executive officers), and the Compensation Committee (as to Mr. Brown), based upon their individual performance and the Company's achievements of certain operating results. Amounts of individual awards are based principally upon the results of the Company's financial performance during the prior year. The amount of awards for senior officers are within guidelines established by the Committee and Mr. Brown as a result of their review of total compensation for senior management of peer companies. The actual amount awarded, within these guidelines, will be determined principally by the Committee and Mr. Brown's assessment of the individual's contribution to the Company's overall financial performance. Consideration is also given to such factors such as the individual's successful completion of a special project, any significant increase or decrease in the level of the participant's ability to discharge the responsibilities of his position.

STOCK OPTIONS AND PURCHASE PLANS

         The Company has four stock option plans: the 2000 Stock Option Plan ("2000 Plan"), the Amended and Restated 1995 Stock Option Plan ("1995 Plan"), the 1995 Director's Plan ("Director's Plan"), and the Special Purpose Stock Option Plan (the "Special Purpose Plan").

         On December 4, 2000, the Company adopted the 2000 Plan, as the successor to the 1995 Plan and the Director's Plan with respect to all new options issued. The 2000 Plan provides for the granting of either incentive or nonqualified stock options to specified employees, consultants, and directors of the Company for the purchase of up to 3,600,000 (less those options still outstanding under the 1995 Plan or exercised after December 4, 2000 under the 1995 Plan). The options have a term of ten years, except in the case of incentive stock options granted to greater than 10% stockholders for whom the term is five years. The exercise price of nonqualified stock options must be equal to at least 85% of the fair market value of the Company's common stock at the date of grant (although typically the options are issued at 100% of the fair market value), and the exercise price of incentive stock options must be equal to at least the fair market value of the Company's common stock at the date of grant. During 2004, options to purchase 476,417 shares of the Company's common stock were granted, options to purchase 53,302 shares of the Company's common stock were exercised and options to purchase 1,345,542 shares of the Company's stock were voluntarily surrendered and cancelled under this plan. At December 31, 2004, options to purchase 1,251,383 shares of the Company's common stock remain outstanding under this plan and options to purchase 1,618,719 shares of the Company's common stock were available for grant under this plan.

         The 1995 Plan provided for the granting of either incentive or nonqualified stock options to specific employees, consultants, and directors of the Company for the purchase of up to 3,500,000 shares of the Company's common stock. The options had a term of ten years from the date of issuance, except in the case of incentive stock options granted to greater than 10% stockholders for which the term was five years. The exercise price of nonqualified stock options must have been equal to at least 85% of the fair market value of the Company's common stock at the date of grant. Since 2000, the Company has not granted any new options under this plan. During 2004, 1,500 options to purchase shares of the Company's common stock were exercised and options to purchase 26,625 shares of the Company's stock were cancelled under this plan. At December 31, 2004, options to purchase 15,125 shares of the Company's common stock remain outstanding under this plan. The 1995 Plan was superseded by the 2000 Plan with respect to all new options issued.

         The Director's Plan was a stock option plan for non-employee directors and provided for the purchase of up to 120,000 shares of the Company's common stock. Since 2000, the Company has not granted any new options under this plan. During 2004, no options to purchase shares of the Company's common stock were exercised under this plan. At December 31, 2004, 20,000 options to purchase shares of the Company's common stock remained outstanding under this plan. The Director's Plan has been replaced by the 2000 Plan with respect to all new options issued.

         On July 8, 1999, in connection with the merger, the Company established the Special Purpose Plan of PIA Merchandising Services, Inc. to provide for the issuance of substitute options to the holders of outstanding options granted by SPAR Acquisition, Inc. There were 134,114 options granted at $0.01 per share. Since July 8, 1999, the Company has not granted any new options under this plan. During 2004, 21,000 options to purchase shares of the Company's common stock were exercised under this plan. At December 31, 2004, options to purchase 4,750 shares of the Company's common stock remain outstanding under this plan.

         In 2001, SGRP adopted its 2001 Employee Stock Purchase Plan (the "ESP Plan"), which replaced its earlier existing plan, and its 2001 Consultant Stock Purchase Plan (the "CSP Plan"). These plans were each effective as of June 1, 2001. The ESP Plan allows employees of the Company, and the CSP Plan allows employees of the affiliates of the Company (see - Certain Relationships and Related Transactions, above), to purchase SGRP's Common Stock from SGRP without having to pay any brokerage commissions. On August 8, 2002, SGRP's Board approved a 15% discount for employee purchases of Common Stock under the ESP Plan and recommended that its affiliates pay a 15% cash bonus for affiliate consultant purchases of Common Stock under the CSP Plan.

INTERNAL REVENUE CODE SECTION 162(M)

         Under Section 162(m) of the Internal Revenue Code (the "Code"), the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of SGRP and its stockholders.

                           COMPENSATION COMMITTEE
                           (for the period ending December 31, 2004)

                           Jack W. Partridge, Robert O. Aders, Jerry B. Gilbert and Lorrence T. Kellar



                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The following is the Audit Committee's report submitted to the Board.

REPORT

         The Committee has reviewed and discussed with management of the Company and Rehmann Robson ("Rehmann"), the independent auditing firm of the Company, the audited financial statements of the

Company as of December 31, 2004, for each of the two years in the period ended December 31, 2004 (the "Audited Financial Statements").

         In addition, the Committee has discussed with Rehmann the matters required by Codification of Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

         The Committee expects to receive and review the written disclosures and the letter from Rehmann required by Independence Standards Board Standard No. 1 prior to the 2005 Annual Meeting. The Committee has discussed Rehmann's independence from the Company with Rehmann. The Committee also discussed with management of the Company and the auditing firm such other matters and received such assurances from them, as the Committee deemed appropriate.

         Management is responsible for the Company's internal controls and the financial reporting process. Rehmann is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         Based on the foregoing review and discussions and a review of the report of Rehmann with respect to the Audited Financial Statements, and relying thereon, the Committee has recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

                          AUDIT COMMITTEE
                          (for the period ending December 31, 2004)

                          Lorrence T. Kellar, Robert O. Aders, Jack W. Partridge and Jerry B. Gilbert


                   MANAGEMENT'S REPORT ON FINANCIAL STATEMENTS

         The management of the Company is responsible for the integrity and objectivity of the consolidated financial statements and other related financial Information included in this report. These financial statements were prepared in accordance with generally accepted accounting principles, as appropriate under the circumstances and consistently applied. Some of the amounts included in the financial statements are necessarily based on management's best estimates and judgment.

CONTROLS AND PROCEDURES

         The Company's Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of the Company's disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) as of the end of the period covering this report. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company's disclosure controls and procedures are effective to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission's rules and forms.

CHANGES IN INTERNAL CONTROLS

         There were no significant changes in the Company's internal controls or in other factors that could significantly affect these controls during the twelve months covered by this report or from the end of the reporting period to the date of this Proxy Statement.

         The Company has established a plan and has begun to document and test its internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

COMPANY'S FINANCIAL STATEMENTS

         The Audit Committee of the Board is responsible for reviewing and monitoring the Company's financial statements and practices to ascertain that they are appropriate in the circumstances. The Audit Committee currently consists of four independent directors and consisted of four independent directors during 2004. It meets at least four times a year with representatives of financial management and the independent accountants, both together and separately, to review and discuss audit and financial reporting matters. The independent accountants have direct access to the Audit Committee to review the results of their audit. In addition, at the regular meetings of the Board of Directors, management and the Board discuss, among other things, financial and related matters, as appropriate. See Audit Committee Report on pages 18 and 19, above.

         The Company's financial statements have been audited by Rehmann Robson, independent accountants, as stated in their report. The independent accountants are appointed annually by the Audit Committee, commencing with 2004 (and by the Board in prior years). Their audit of the Company's consolidated financial statements was made in accordance with generally accepted auditing standards, and such audit included a study and evaluation of the Company's system of internal accounting controls they considered necessary to determine the nature, timing, and extent of the auditing procedures required for expressing an opinion on the Company's financial statements.



ROBERT G. BROWN                                  CHARLES CIMITILE
Chairman of the Board,                           Chief Financial Officer,
Chief Executive Officer and President            Secretary and Treasurer

CORPORATION PERFORMANCE

         The following graph shows a comparison of cumulative total returns for SGRP's Common Stock, the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Stocks (SIC 7380-7389 U.S. Companies) Miscellaneous Business Services Index, Russell 2000 and S&P Advertising for the period during which SGRP's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The graph assumes that the value of an investment in Common Stock and in each such index was $100 on January 1, 1999, and that all dividends have been reinvested.

         The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of SGRP's Common Stock.


                 COMPARISON OF 6 YEAR CUMULATIVE TOTAL RETURN*
         AMONG SPAR GROUP, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
      THE RUSSELL 2000 INDEX, THE S & P ADVERTISING INDEX AND A PEER GROUP



[GRAPH OMITTED]



* $100 invested on 1/1/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright(c) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm


                                        1/99        7/99        12/99       12/00       12/01        12/02       12/03        12/04
                                       ------      ------       ------      ------      ------       ------      ------      ------
SPAR GROUP, INC.                       100.00      200.00       135.00       32.52       71.60       126.80      128.00       41.96
NASDAQ STOCK MARKET (U.S.)             100.00      163.32       246.17      147.91      111.86        64.88       94.90      100.61
RUSSELL 2000                           100.00      109.28       121.26      117.59      120.52        95.83      141.11      166.98
S & P ADVERTISING                      100.00      122.91       158.92      126.43      110.26        63.73       83.24       78.49
PEER GROUP                             100.00      118.41       170.21       21.72       16.13         9.17       12.47       14.66

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act ("Section 16(a)") requires SGRP's directors and certain of its officers and persons who own more than 10% of SGRP's Common Stock (collectively, "Insiders"), to file reports of ownership and changes in their ownership of SGRP's Common Stock with the Commission. Insiders are required by Commission regulations to furnish SGRP with copies of all
Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it for the year ended December 31, 2004, or written representations from certain reporting persons for such year, SGRP believes that its Insiders complied with all applicable Section 16(a) filing requirements for such year, with the exception that Robert G. Brown, William H. Bartels, Jack W. Partridge and Robert
O. Aders untimely filed certain Statements of Changes in Beneficial Ownership on Form 4. Kori Belzer and Patricia Franco became filers in March of 2004. All such
Section 16(a) filing requirements have since been completed by each of the aforementioned individuals.

                                 OTHER BUSINESS

         SGRP is not aware of any other business to be presented at the 2005 Annual Meeting. All shares represented by SGRP proxies will be voted in favor of the proposals of SGRP described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, SGRP proxy holders will vote thereon according to their best judgment.

                           STOCKHOLDER COMMUNICATIONS

COMMUNICATIONS WITH SGRP AND THE DIRECTORS

         Generally, a stockholder who has a question or concern regarding the business or affairs of SGRP should contact the Chief Financial Officer of SGRP. However, if a stockholder would like to address any such question directly to the Board, to a particular Committee, or to any individual director(s), the stockholder may do so by sending his or her question(s) in writing addressed to such group or person(s), c/o SPAR Group, Inc., 580 White Plains Road, Tarrytown, Suite 600, New York, 10591, and marked "Stockholder Communication".

         SGRP has a policy of generally responding in writing to each bona fide, non-frivolous, written communication from an individual stockholder. This policy is reflected in the SPAR Group, Inc. Statement of Policy Respecting Stockholder Communications with Directors dated as of May 18, 2004, approved and recommended by the Governance Committee and adopted by the Board on May 18, 2004. A current copy of this policy is posted and available to stockholders and the public on the Company's web site (www.SPARinc.com).

         In addition, questions may be asked of any director at SGRP's annual stockholders' meeting. SGRP schedules its annual stockholders' meeting on the same day as a regularly scheduled quarterly Board meeting, so all directors generally attend. All of SGRP's directors attended its 2004 annual stockholders' meeting.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         For any business, nominee or proposal to be properly brought before an Annual Meeting by a stockholder (acting in his or her capacity as stockholder), the By-Laws require that such stockholder must give timely written notice thereof by physical delivery to the Secretary of SGRP. Any stockholder who wishes to present any business, nominee or proposal for action at the 2006 annual meeting of stockholders of SGRP must notify SGRP by no later than March 3, 2006. Such stockholder's notice shall be in the form and contain the substance required under the Restated By-Laws and the rules and regulations promulgated by the Securities and Exchange Commission. Accordingly, notices of stockholder proposals and nominations submitted after March 3, 2006, or that do not conform to the requirements of the Restated By-Laws or Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy) will be considered untimely or incomplete, respectively, and thus such matters will not be brought before the 2006 Annual Meeting of stockholders.

         The Restated By-Laws provide that a stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business, nominee or proposal desired to be brought before the Annual Meeting and the reasons for considering the same at the Annual Meeting, (ii) the name and address, as they appear on SGRP's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of SGRP's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of such stockholder (or any affiliate or family member of such stockholder), whether current or at any time within the past three years, in such business, nominee or proposal. In addition, if the notice is a nomination of a candidate for director, the stockholder's notice also must contain (A) the proposed nominee's name and qualifications, including five year employment history with employer names and a description of the employer's business, whether such individual can read and understand basic financial statements, and board memberships (if any), (B) the reason for such recommendation, (C) the number of shares of stock of SGRP that are beneficially owned by such nominee, (D) a description of any business or other relationship, whether current or at any time within the past three years, between such nominee (or any affiliate or family member of such nominee) and either the Company, any of its directors or officers, its auditor, or any of its customers or vendors, and (E) a description of any financial or other relationship, whether current or at any time within the past three years, between the stockholder (or any affiliate or family member of such stockholder) and such nominee (or any affiliate or family member of such nominee).

         If it is determined by the Governance Committee or the presiding officer of the Annual Meeting that a stockholder proposal was not made in accordance with the terms of the Restated By-Laws or the applicable SEC Rules or is not under the circumstances required to be considered thereunder, such proposal will not be acted upon at the Annual Meeting.

                                 ANNUAL REPORTS

         A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2004, IS BEING MAILED TO EACH STOCKHOLDER OF RECORD TOGETHER WITH THIS PROXY STATEMENT.

         THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004. A COPY OF THIS REPORT IS INCLUDED IN THE COMPANY'S ANNUAL REPORT (EXCEPT AS OTHERWISE
REPORTED). THE ANNUAL REPORT AND FORM 10-K ARE NOT PART OF THE COMPANY'S SOLICITING MATERIAL.

                            PROXIES AND SOLICITATION

         The proxy accompanying this Proxy Statement is solicited on behalf of the Company's Board of Directors. Proxies for the 2005 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by Directors, officers and regular employees of the Company (who will not be specifically compensated for such services) personally or by telephone. The Company will reimburse banks, brokers custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

         All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

                               By Order of the Board of Directors


                               Charles Cimitile
Tarrytown, New York            Secretary, Treasurer and Chief Financial Officer
July 7, 2005

                                                                         ANNEX I

                                      PROXY

                                SPAR GROUP, INC.


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE
             MEETING OF STOCKHOLDERS ON WEDNESDAY, AUGUST 10, 2005

         The undersigned hereby appoints Robert G. Brown and William H. Bartels, and each of them, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote all shares of Common Stock of SPAR Group, Inc. (the "Company"), held of record by the undersigned as of June 16, 2005, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at 580 White Plains Road, Suite 600, Tarrytown, New York 10591, beginning at 10:00 a.m., Eastern Standard Time, on Wednesday, August 10, 2005, and at any postponements and adjournments thereof (the "2005 Annual Meeting"), upon the following matters:

1.   ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES FOR DIRECTOR:

|_| FOR all nominees listed below               |_| WITHHOLD AUTHORITY listed
(except as noted below)                         to vote for all nominees

(INSTRUCTIONS: To withhold authority to vote for any nominee, draw a line through or otherwise strike out the nominee's name below.)

                              Robert G. Brown
                              William H. Bartels
                              Robert O. Aders
                              Jack W. Partridge
                              Jerry B. Gilbert
                              Lorrence T. Kellar

2. RATIFICATION OF THE APPOINTMENT OF REHMANN ROBSON AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2005

     THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE EACH UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL

  |_| FOR                             |_| AGAINST                    |_| ABSTAIN

3.       OTHER MATTERS

         In their discretion, Robert G. Brown and William H. Bartels, and each of them, are authorized to consider such other business as may properly come before the 2005 Annual Meeting and to vote either for or against such other business (in whole or in part) as he may determine in his sole discretion.

THIS PROXY (WHEN PROPERLY EXECUTED AND DELIVERED) WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 ABOVE, FOR PROPOSAL 2 ABOVE, AND EITHER FOR OR AGAINST ANY OTHER MATTER IN THE DISCRETION OF THE PERSON NAMED AS PROXY. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSON NAMED AS PROXY SHALL HAVE FULL DISCRETION TO VOTE FOR OR AGAINST ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.


                                   Dated _________________, 2005


                                   ___________________________
                                   (Signature)


                                   ___________________________
                                   (Signature)

                                   Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

                                   The signer hereby revokes all proxies heretofore given by the signer to vote at the 2005 Annual Meeting, including any adjournments thereof.